Minuta

Sírvase Usted señor notario extender en su registro de escrituras públicas una por la que conste el Contrato de Constitución de Derecho de Superficie (al que en adelante se denominará el “CONTRATO”), que celebran de una parte:

BANCO INTERNACIONAL DEL PERÚ S.A.A. - INTERBANK, con Registro Único de Contribuyente No. 20100053455, con domicilio en Avenida Carlos Villarán No. 140, Urbanización Santa Catalina, distrito de La Victoria, provincia y departamento de Lima, representada por Kathleen Rubin Olive, identificada con Documento Nacional de Identidad No. 10274443 y por Carlos Manuel Gómez de la Torre Perochena, identificado con DNI No. 29616885, según poderes que corren inscritos en los Asientos C-00049 y C00165 respectivamente de la partida registral No. 11009129  del Registro de Personas Jurídicas de la Oficina Registral de Lima y Callao, (a la que en adelante se denominará INTERBANK); y, de la otra,

PURE BIOFUELS PERÚ S.A.C., con Registro Único de Contribuyente No. 20513251506, con domicilio en Avenida Canaval y Moreyra No. 380, oficina 402, Distrito de San Isidro, Provincia y Departamento de Lima, representada por el señor Luis Alberto García Barrionuevo, identificado con Documento Nacional de Identidad No. 08240213, según poder según poder otorgado en Junta General de Accionistas de fecha 21 de mayo de 2009 y cuya acta Usted Señor Notario se servirá insertar en la Escritura Pública a la que dé origen esta minuta, (a la que en adelante se denominará PURE BIOFUELS); en los términos y condiciones que se señalan en las cláusulas siguientes:

PRIMERA.- REGLAS DE INTERPRETACIÓN

En  la  interpretación  del presente Contrato se observarán las siguientes reglas:

1.1
Las referencias que aquí se hace a “cláusulas” y “numerales” son a las respectivas cláusulas y numerales de este CONTRATO. Las referencias en este CONTRATO a una cláusula, incluyen todos los numerales dentro de dicha cláusula y las referencias a un numeral, incluyen todos los párrafos dentro de éste.

1.2	Salvo que el contexto requiera una interpretación en sentido distinto, el plural incluye al singular y viceversa; y el masculino al femenino y viceversa.

1.3	Los títulos que encabezan cada una de las cláusulas de este CONTRATO son meramente enunciativos y no serán tomados en cuenta para la interpretación de su contenido.

1.4
La nulidad o invalidez, total o parcial, de una o más de las disposiciones contenidas en este CONTRATO no afectará la validez de las demás disposiciones contenidas en el mismo. Por el contrario, se entenderá que este CONTRATO es eficaz en su totalidad, debiéndose considerar como inexistentes las cláusulas declaradas nulas o inválidas, total o parcialmente; y, en consecuencia, los derechos y obligaciones de las partes se ejecutarán según lo establecido en este CONTRATO. Las partes dejan expresa constancia que las cláusulas y numerales del CONTRATO son separables y que la nulidad de una o más de ellas no perjudicará a las restantes en tanto se mantenga la esencia del CONTRATO. En caso que alguna de las cláusulas o numerales del presente CONTRATO sea declarada nula, las partes harán todo esfuerzo razonable para elaborar e implementar una solución legalmente válida que logre el resultado más aproximadamente cercano a aquél que buscaba obtener con la cláusula o numeral declarada nula.

1.5
En este CONTRATO, mediante “días hábiles” se hace referencia a los días en que las oficinas principales de las empresas bancarias supervisadas por la Superintendencia de Banca, Seguros y AFP están abiertas para la atención al público, excluyéndose, en todo caso, los sábados, domingos o feriados en la ciudad de Lima reconocidos por la autoridad gubernamental competente. De otro lado, cualquier referencia a “días” deberá entenderse referida a días calendario.

1.6	Cualquier enumeración o relación de conceptos donde exista la conjunción disyuntiva “o” o la conjunción disyuntiva “u”, comprende a algunos o a todos los elementos de tal enumeración o relación.

1.7	Cualquier enumeración o relación de conceptos donde exista la conjunción copulativa “y” o la conjunción copulativa “e”, incluye a todos y cada uno de los elementos de tal enumeración o relación.

1.8
Cualquier referencia a “notificación” y, por consiguiente, a “notificará” o términos equivalentes, deberá ser entendida como una referencia  a una notificación por escrito a la dirección o número de facsímil de la Parte respectiva.

SEGUNDA.- ANTECEDENTES

2.1	PURE BIOFUELS es el único y exclusivo propietario del inmueble ubicado en la Av. Néstor Gambeta, S/N, Km 11.5, Lote B-2, Callao (en adelante, el “Inmueble”).

2.2
Con fecha 30 de marzo de 2009, PURE BIOFUELS suscribió el Resumen de Términos y Condiciones Indicativos elaborado por INTERBANK, en relación al financiamiento de hasta US$43´000,000.00 (Cuarenta y tres millones y 00/100 Dólares de los Estados Unidos de América) solicitado por PURE BIFUELS para recomponer la estructura de sus pasivos, y financiar diversas inversiones (en adelante, el “Financiamiento”).

2.3
El esquema a través del cuál las partes han acordado materializar el Financiamiento implica la celebración de un contrato de Retro-arrendamiento Financiero sobre determinados activos que actualmente son de propiedad de PURE BIOFUELS (en adelante, “el Contrato de Retro-arrendamiento Financiero”), incluyendo:

(i)	Refinería de Biodiesel ubicada en el predio ubicado en Calle Juno, Lote 6-B, Mz. “C”, Urbanización la Campiña, Distrito de Chorrillos, Provincia y Departamento de Lima.

(ii)	Refinería de Biodiesel ubicada en el Inmueble.

(iii)	Terminal de carga, descarga y almacenamiento ubicado en el Inmueble.

2.4
Dado que en virtud del Contrato de Retro-arrendamiento Financiero, los bienes señaladas en los incisos (ii) y (iii) del numeral 2.3 precedente pasarán a ser de propiedad de INTERBANK, resulta necesario celebrar el presente CONTRATO, a fin de garantizar a INTERBANK la propiedad de dichos bienes –una vez que adquiera éstos de PURE BIOFUELS y se los entregue en arrendamiento financiero en los términos del Contrato de Retro-arrendamiento Financiero- y el libre acceso, disposición y explotación de los bienes y las construcciones edificadas en el Inmueble.

2.5
Las partes acuerdan que la suscripción del presente CONTRATO constituye condición precedente para el desembolso del financiamiento que realizará INTERBANK en el marco del Contrato de Retro-arrendamiento Financiero.

TERCERA.- OBJETO

Por medio del presente CONTRATO, PURE BIOFUELS, de conformidad con lo establecido en el artículo 1030º y siguientes del Código Civil constituye derecho real de superficie a favor de INTERBANK, respecto del Inmueble. Los linderos y medidas perimétricas del Inmueble corren inscritos en la Partida Electrónica No. 70091962 del Registro de la Propiedad Inmueble de la Oficina Registral de Lima y Callao. El derecho de superficie se extiende a la integridad del Inmueble, así como al subsuelo y aires.

CUARTA.- PLAZO Y VIGENCIA

El presente CONTRATO se encontrará vigente por un plazo de: (i) noventa y nueve (99) años contados desde la fecha de su suscripción; o, (ii) hasta la fecha en la que PURE BIOFUELS adquiera la propiedad de los bienes señalados en los incisos (ii) y (iii) del numeral 2.3 de la cláusula segunda precedente mediante el ejercicio de la opción de compra materia del Contrato de Retro-arrendamiento Financiero. Asimismo, en caso el Contrato de Retro-arrendamiento Financiero concluya o termine por cancelación anticipada de la deuda o prepago o en general por cualquier otro motivo distinto a la resolución del presente contrato; el CONTRATO se entenderá automáticamente resuelto de pleno derecho, sin que para ello sea necesario celebrar algún acto jurídico posterior, sin perjuicio del documento que INTERBANK se obliga a suscribir sólo formalizando y no así probando la culminación y terminación total del derecho de superficie que por el presente instrumento se constituye.

QUINTA.- DERECHOS DE ACCESO

5.1
INTERBANK otorga a favor de PURE BIOFUELS y de las personas designadas por éste todos los derechos de acceso sobre la superficie constituida por el presente CONTRATO que sean necesarios para que pueda ejercer todos los derechos a los que se refiere el Contrato de Retro-arrendamiento Financiero y los Documentos del Financiamiento, conforme se define este término en el Contrato de Retro-arrendamiento Financiero.

5.2
En caso que el Contrato de Retro-arrendamiento Financiero sea resuelto o termine por cualquier causa distinta al ejercicio de la opción de compra por parte de PURE BIOFUELS, de acuerdo con lo señalado en el Contrato de Retro-arrendamiento Financiero, PURE BIOFUELS se obliga a otorgar a favor de INTERBANK, todas las facilidades necesarias a efectos de que INTERBANK tome posesión del Inmueble y realice todos los actos que considere convenientes, sin limitación ni reserva alguna, a fin de poder cautelar y ejercer sus derechos sobre los equipos, maquinaria e instalaciones que componen la Refinería de Biodiesel y el Terminal de carga, descarga y almacenamiento, ambos ubicados en el Inmueble.

Sin perjuicio de lo mencionado en el párrafo anterior, PURE BIOFUELS se obliga a otorgar a INTERBANK las facilidades de inspección y verificación sobre el Inmueble, previstas en el Contrato de Retro-arrendamiento Financiero.

SEXTA.- CONTRAPRESTACIÓN A CARGO DE INTERBANK

Las partes establecen que el derecho de superficie que se constituye por el presente Contrato, a favor de INTERBANK, es a título gratuito durante toda su vigencia. INTERBANK no tendrá la obligación de pagar monto alguno como contraprestación por la constitución del mencionado derecho de superficie.

SÉPTIMA.- DECLARACIONES DE PURE BIOFUELS

PURE BIOFUELS declara y garantiza lo siguiente:

7.1
Que es una sociedad anónima, de duración indefinida, debidamente organizada, constituida e inscrita y válidamente existente según las Leyes del Perú y cuenta con las autorizaciones y licencias necesarias para desarrollar sus actividades.

7.2
Que la celebración del presente CONTRATO por parte de sus apoderados y el cumplimiento de las obligaciones que éste le impone se encuentran dentro de sus facultades estatutarias y no infringen: (i) su estatuto social, (ii) ninguna de las leyes nacionales aplicables, (iii) ninguna orden, sentencia, resolución o laudo de cualquier tribunal u otra dependencia judicial, administrativa o arbitral que le sea aplicable, o (iv) ningún contrato, prenda, garantía mobiliaria, instrumento u otro compromiso legalmente obligatorio que le resulte aplicable.

7.3	Que el CONTRATO no requiere para su validez y eficacia de la intervención, aceptación ni convalidación de persona o entidad alguna adicional de las que aquí intervienen.

7.4
Que a la fecha de celebración del presente CONTRATO, no tiene pendiente ningún litigio o controversia judicial, arbitral o procedimiento administrativo, que pudiere: (i) impedir o afectar su capacidad para cumplir cualquiera de las obligaciones derivadas del presente Contrato; o, (ii) que pudiera afectar la legalidad, validez, eficacia o ejecutabilidad del presente CONTRATO.

7.5	Que es el legítimo titular del Inmueble, y tiene sobre el Inmueble libre y pleno derecho de disposición.

7.6
Que sobre el Inmueble no pesan gravámenes ni cargas de ningún tipo, ni medida judicial o extrajudicial que pudiera limitar de cualquier manera la titularidad de PURE BIOFUELS, o impedir la ejecución del presente CONTRATO, distintos de la primera y preferencial hipoteca constituida a favor de Plainfield Special Situations Master Fund Limited, en virtud del contrato de préstamo celebrado con fecha 12 de septiembre de 2007, hasta por la suma de US$20’000,000 (Veinte millones y 00/100 Dólares de los Estados Unidos de América), la cual consta inscrita en el asiento D0004 de la partida registral No. 70091962 del Registro de la Propiedad Inmueble de la Oficina Registral de Lima y Callao.

7.7
Que a la fecha de suscripción del presente CONTRATO, se encuentra al día en el pago de los tributos a su cargo como propietario del Inmueble y no mantiene obligaciones tributarias, formales o sustanciales, frente a las autoridades tributarias, sean estas adscritas al gobierno central, regional o local, que pudieran afectar al Inmueble.

OCTAVA.- OBLIGACIONES DE PURE BIOFUELS

PURE BIOFUELS, sin perjuicio de las demás obligaciones que le corresponden en mérito a lo establecido en el presente CONTRATO, asume las siguientes obligaciones:

8.1	Permitir el ingreso y uso del Inmueble a INTERBANK, en los términos y condiciones previstos en este CONTRATO y el Contrato de Retro-arrendamiento Financiero.

8.2
Informar a INTERBANK sobre cualquier acto jurídico, operación, medida judicial o extrajudicial, proceso judicial, arbitral y administrativos, en el que se encuentra involucrado de forma directa o indirecta una parte o la totalidad del Inmueble, o que pudiese afectar la capacidad de PURE BIOFUELS de cumplir con sus obligaciones derivadas del presente CONTRATO.

8.3
Dar inmediato aviso a INTERBANK de cualquier hecho o circunstancia de la que tuviere conocimiento o que le hubiere sido comunicada que afecte o pudiera afectar de cualquier manera el Inmueble o la validez o eficacia del presente CONTRATO, o que amenace o perturbe los derechos de INTERBANK respecto del Inmueble, o que constituya un incumplimiento de sus obligaciones bajo el presente CONTRATO.

8.4
Informar, en los casos en los que resulte necesario, a cualesquiera personas o autoridades competentes, sobre la constitución del derecho de superficie constituido mediante el presente CONTRATO, así como que los bienes que integran la Refinería de Biodiesel y el Terminal de carga, descarga y almacenamiento, ambos ubicados en el Inmueble, son de propiedad única y exclusiva de INTERBANK.

8.5
Cumplir con las obligaciones normativas que le correspondan como propietaria del Inmueble, incluyendo el pago de los tributos que le correspondan de acuerdo con la ley aplicable en su calidad de propietario del Inmueble.

8.6	Preservar su existencia corporativa y objeto social.

8.7
No celebrar ningún acto jurídico que involucre de forma directa o indirecta al Inmueble, sin contar con la autorización previa y escrita de INTERBANK, sin perjuicio de lo establecido en el Contrato de Retro-arrendamiento Financiero. En este sentido, PURE BIOFUELS no podrá transferir, ceder, gravar o constituir cualquier derecho respecto del Inmueble sin contar con la autorización previa y escrita de INTERBANK, salvo lo establecido en la Cláusula Décimo Segunda y Trigésimo Primera del Contrato de Retro-arrendamiento Financiero.

8.8
No participar en procesos de reorganización societaria, sin contar con la autorización previa y escrita de INTERBANK en los términos establecidos en la Cláusula Octava del Contrato de Retro-arrendamiento Financiero.

NOVENA.- INSCRIPCIÓN DEL DERECHO DE SUPERFICIE

INTERBANK podrá solicitar la inscripción del derecho de superficie en el Registro de la Propiedad Inmueble de la Oficina Registral de Lima y Callao, de conformidad con lo señalado en el numeral 1 del artículo 2019 del Código Civil.

DÉCIMA.- NOTIFICACIONES

10.1
Todas las notificaciones cursadas entre las partes deberán realizarse a las direcciones y a los números de facsímil que se precisan en esta cláusula décimo primera, o a aquellas que en el futuro por escrito designen las partes.

10.2
Todas las notificaciones, salvo las realizadas por la vía notarial que se efectuarán según los procedimientos establecidos por los notarios o las Leyes Aplicables -tal y como dicho término se encuentra definido líneas abajo-, se entregarán personalmente o se enviarán mediante servicio de courier o a los números del facsímil indicados y se considerarán recibidas en la fecha de entrega, si se entregan personalmente; en la fecha de recepción, si se envían mediante servicio de courier con acuse de recibo; o según aparezca en la confirmación de recepción de facsímil, si se envían por facsímil.

10.3	Las partes, señalan que sus domicilios y números de facsímil autorizado para las notificaciones, comunicaciones y demás actos relacionados con la ejecución de este CONTRATO, son los siguientes:

INTERBANK:

Domicilio:	Avenida Carlos Villarán Nº 140, Urbanización Santa Catalina, distrito de La Victoria, provincia y departamento de Lima

Número de facsímil:	(511) 219-2000 Anexo 29321

Atención:	Sra. Claudia Aguirre Zegarra

PURE BIOFUELS:

Domicilio:	Av. Canaval y Moreyra Nro. 380 dpto 402, San Isidro, provincia y departamento de Lima

Número de facsímil:	(511) 616-9293

Atención:	Sr. Carlos Alberto Pinto Rocha

10.4
Las partes se obligan a notificarse cualquier modificación en sus domicilios o números de facsímil en el plazo de cinco (5) días hábiles de producido el cambio. En todo caso, de ser factible realizarán su mejor esfuerzo para notificar dicho cambio de domicilio antes de la fecha señalada.

En tanto los cambios no sean modificados conforme con el presente numeral 10.4, las notificaciones realizadas a los domicilios o números de facsímil arriba señalados se tendrán por válidamente realizadas.

DÉCIMO PRIMERA.- CESIÓN DE DERECHOS Y CESIÓN DE POSICIÓN CONTRACTUAL

PURE BIOFUELS se obliga a no ceder total o parcialmente sus derechos en este CONTRATO, así como su posición contractual en este CONTRATO sin contar con la autorización previa y escrita de INTERBANK.

Adicionalmente, PURE BIOFUELS conviene y acepta en forma anticipadamente que INTERBANK podrá ceder total o parcialmente y transferir bajo cualquier título, a favor de terceras personas, ya sean peruanas o extranjeras, sus derechos en el presente CONTRATO, así como su posición contractual en este CONTRATO y el Derecho de Superficie.

DÉCIMO SEGUNDA.- GASTOS

Todos los gastos legales, notariales y registrales que se generen por la celebración de este CONTRATO, su posterior elevación a escritura pública e inscripción y cancelación en el Registro Público correspondiente, incluyendo cualquier ampliación, modificación y cancelación de éste, serán asumidos exclusivamente por PURE BIOFUELS.

DÉCIMO TERCERA.- LEY APLICABLE Y SOLUCIÓN DE CONTROVERSIAS

13.1
Este CONTRATO se rige por, y deberá interpretarse de conformidad con, todas las leyes, normas legales, reglamento o decretos que se encuentren vigentes en el Perú a la fecha de suscripción del presente CONTRATO (en adelante, las “Leyes Aplicables”) y las normas y principios de interpretación del derecho peruano.

13.2
Las partes se someten expresamente al fuero de los jueces y tribunales del Distrito Judicial Lima - Cercado, renunciando a fuero distinto, salvo al arbitral si así lo deciden y acuerdan expresamente ambas partes.  En lo relativo a cualquier procedimiento de conciliación prejudicial que, conforme a ley, deban iniciar las partes, éstas se someten a la competencia y conocimiento del Centro de Conciliación de la Pontificia Universidad Católica del Perú.

DÉCIMO CUARTA.- DISPOSICIONES GENERALES

14.1
En tanto PURE BIOFUELS puede celebrar otros contratos de crédito o pactar nuevas facilidades crediticias con otras entidades financieras para la ampliación, mejora, ejecución de nuevos negocios o mantenimiento y expansión de su infraestructura, INTERBANK colaborará con PURE BIOFUELS y, de ser el caso, suscribirá los actos jurídicos necesarios para que se pueda estructurar tales facilidades crediticias. No obstante ello, INTERBANK –en la medida que no se altere las condiciones de financiamiento establecidas inicialmente con este último-, se compromete a suscribir un acuerdo marco de acreedores o documento similar o equivalente con el nuevo acreedor.

14.2	Este CONTRATO solamente podrá ser modificado o resuelto mediante acuerdo expreso de las partes otorgado con las formalidades establecidas por las Leyes Aplicables.

14.3	Este CONTRATO es únicamente para beneficio de las partes, así como de sus sucesores y cesionarios autorizados.

Sírvase usted, Señor Notario, incorporar las cláusulas de ley, extender la escritura pública correspondiente y remitir los partes necesarios para su debida inscripción en el Registro correspondiente.

Lima, 24 de junio de 2009.